UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 25, 2004

Date of Earliest Event Reported: June 24, 2004

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification No.)

2838 Woodside Street
Dallas, Texas 75204
(Address of principal executive offices) (Zip Code)

(918) 492-7272
(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreeement
Opinion of Vinson & Elkins L.L.P.
Opinion of Vinson & Elkins L.L.P.
Press Releasse - re: Pricing of Common Unit Offer

Item 5. Other Events.

On June 24, 2004, Energy Transfer Partners, L.P., a Delaware limited partnership (the “Registrant”), entered into an underwriting agreement, which is attached hereto as Exhibit 1.1, with respect to the issuance and sale in an underwritten public offering (the “Common Units Offering”) by the Registrant of 4,500,000 common units representing limited partner interests (the “Common Units”). The underwriters were also granted an option to purchase up to an additional 675,000 Common Units from the Registrant. The Common Units to be sold in the Common Unit Offering were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-107324). The closing of the Common Unit Offering is expected to occur on June 30, 2004.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed herewith:

Exhibit 1.1	—	Underwriting Agreement dated as of June 24, 2004 by and among the Registrant, the underwriters named therein and the other parties thereto relating to the Common Units Offering.

Exhibit 5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the Common Units.

Exhibit 8.1	—	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

Exhibit 23.1	—	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

Exhibit 99.1	—	Press Release of the Registrant dated June 24, 2004 regarding the pricing of the Common Units Offering.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

By: U.S. Propane L.P., General Partner
By: U.S. Propane L.L.C., General Partner

Date: June 25, 2004	By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

By:	/s/ Kelcy L. Warren
Kelcy L. Warren
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated as of June 24, 2004 by and among the Registrant, the underwriters named therein and the other parties thereto relating to the Common Units Offering.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Common Units.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

Exhibit 99.1	Press Release of the Registrant dated June 24, 2004 regarding the pricing of the Common Units Offering.